UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2006

BIO-key International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13463 (Commission File Number)	41-1741861 (I.R.S. Employer Identification No.)

3349 Highway 138, Building D, Suite B Wall, NJ 07719 (Address of principal executive offices)

(732) 359-1100 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

(a)  On March 28, 2006, BIO-key International, Inc. (the “Company”) entered into an Employment Agreement (the “Agreement”) with Michael DePasquale (“Mr. DePasquale”), the current Co-Chief Executive Officer of the Company.  Pursuant to the Agreement, Mr. DePasquale shall hold the position of Co-Chief Executive Officer of the Company until March 28, 2008, or until the employment relationship is terminated pursuant to the conditions of the Agreement.

Under the Agreement, Mr. DePasquale will be paid an annual base salary of $250,000 subject to increases as may be granted at the discretion of the Company’s Board of Directors.  Mr. DePasquale may also be awarded an annual discretionary bonus on the basis of merit performance in the sole discretion of the Company’s Board of Directors.  Mr. DePasquale will also be granted stock options, vesting in equal annual installments over a two-year period and subject to the terms of a stock option agreement, to purchase 400,000 shares of the Company’s common stock at an exercise price of $0.75 per share.  The Agreement also contains customary provisions for an agreement of its nature.

A copy of the Agreement is furnished herewith as Exhibit 99.1.

Item 9.01.                                          Financial Statements and Exhibits.

(d) Exhibits.  The following Exhibit is attached to this Current Report on Form 8-K:

Exhibit No.:	Description:

Exhibit 99.1	Employment Agreement, dated March 28, 2006, by and between the Company and Mr. DePasquale.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-KEY INTERNATIONAL, INC.
Date: March 29, 2006

	By:	/s/ Francis J. Cusick
Name: Francis J. Cusick
Title: Chief Financial Officer